EXHIBIT 21

 SUBSIDIARIES              	          NAMES UNDER      STATE OR OTHER
   OF THE                 	       WHICH SUBSIDIARIES   JURISDICTION
 REGISTRANT                  	          DO BUSINESS     OF INCORPORATION

Agencias Generales Conaven, C.A.	     Conaven        Venezuela
Agencia Maritima del Istmo, S.A.	      Same          Costa Rica
Almacenadora Conaven, S.A.                   Conaven        Venezuela
Boyar Estates S.A.*                           Same          Luxembourg
Cape Fear Railways, Inc.                      Same          North Carolina
Cayman Freight Shipping Services, Ltd.        Same          Cayman Islands
Chestnut Hill Farms Honduras, S. de R.L.
 de C.V.                                      Same          Honduras
Delta Packaging Company Ltd.*                 Same          Nigeria
Desarrollo Industrial Bioacuatico, S.A.*      Same          Ecuador
Eureka Chicken Limited *                      Same          Zambia
Franquicias Azucareras S.A.*                  FASA          Argentina
Hybrid Poultry (Mauritius) Limited *          Same          Zambia
H&O Shipping Limited                          Same          Liberia
Ingenio y Refineria San Martin del Tabacal
 S.R.L.                                      Tabacal        Argentina
JacintoPort International LP                  Same          Texas
KWABA - Sociedade Industrial e Comercial,
 SARL*                                       KWABA          Angola
Les Moulins d'Haiti S.E.M. (LHM)*             Same          Haiti
Lesotho Flour Mills Limited*                  Same          Lesotho
Life Flour Mill Ltd.*                         Same          Nigeria
Minoterie de Matadi, S.A.R.L.*                Same          Democratic Republic
                                                            of Congo
Minoterie du Congo, S.A.                      Same          Republic of Congo
Mission Funding, L.L.C.                       Same          Delaware
Mobeira, SARL*                                Same          Mozambique
Molinos Champion, S.A.*                       Same          Ecuador
Molinos del Ecuador, C.A.*                    Same          Ecuador
Mount Dora Farms Inc.                         Same          Florida
National Milling Company of Guyana, Ltd.      Same          Guyana

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                           EXHIBIT 21
                           (continued)

National Milling Corporation Limited          Same          Zambia
Productores de Alcoholes y Melaza S.A.*      PAMSA          Argentina
Port of Miami Cold Storage, Inc.              Same          Florida
Representaciones Maritimas y Aereas, S.A.     Same          Guatemala
Representaciones y Ventas S.A.*               Same          Ecuador
Sea Cargo, S.A.                               Same          Panama
Seaboard de Colombia, S.A.                    Same          Colombia
Seaboard de Honduras, S. de R.L. de C.V.      Same          Honduras
Seaboard del  Peru, S.A.                      Same          Peru
Seaboard Farms, Inc.                          Same          Oklahoma
Seaboard Freight & Shipping Jamaica Limited   Same          Jamaica
Seaboard Marine Bahamas, Ltd.                 Same          Bahamas
Seaboard Marine of Haiti, S.E.                Same          Haiti
Seaboard Marine Ltd.                          Same          Liberia
Seaboard Marine of Florida, Inc.              Same          Florida
Seaboard Marine (Trinidad) Limited            Same          Trinidad
Seaboard Overseas Limited                     Same          Bahamas
Seaboard Overseas Management Company, Ltd.    Same          Bermuda
Seaboard Overseas Peru SRL                    Same          Peru
Seaboard Overseas Trading and Shipping (PTY)
 Ltd.                                         Same          South Africa
Seaboard Ship Management Inc.                 Same          Florida
Seaboard Software Innovations, Inc.           Same          Delaware
Seaboard Trading and Shipping Ltd.            Same          Minnesota
Seaboard Transport Inc.                       Same          Oklahoma
Seaboard West Africa Limited                  Same          Sierra Leone
SEADOM, S.A.                                  Same          Dominican Republic
Seamaritima, S.A. de C.V.                     Same          Mexico
Shawnee Funding Limited Partnership           Same          Delaware
Top Feeds Limited*                            Same          Nigeria
Transcontinental Capital Corp.
(Bermuda) Ltd.                                TCCB          Bermuda
Unga Holdings Limited*                        Unga          Kenya

*Represents a non-controlled, non-consolidated affiliate.

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